Exhibit 10.1
SEPARATION AGREEMENT
This SEPARATION AGREEMENT (together with the exhibits attached hereto, the “Agreement”) is made as of December 20, 2025 (the “Effective Date”), by and between Sue Nabi (hereinafter, “You”) and Coty Inc., a Delaware corporation (the “Company”, and together with You, the “Parties”).
WHEREAS, You currently serve as the Chief Executive Officer of the Company pursuant to that certain Employment Agreement by and between You and the Company, dated as of October 13, 2020 and amended as of May 4, 2023 (the “Employment Agreement”);
WHEREAS, in connection with the commencement of Your employment with the Company, You entered into that certain Confidentiality, Non-Competition, and Non-Solicitation Agreement attached hereto as Exhibit A (the “Restrictive Covenant Agreement”); and
WHEREAS, Your employment with the Company will terminate effective as of the close of business on December 31, 2025 (the “Separation Date”).
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
1.Termination of Employment. The Parties hereby acknowledge and agree that effective as of the Separation Date, Your employment with the Company will terminate without Cause (as defined in the Employment Agreement), and You shall automatically resign as a member of the Board and from all other director, officer and trustee positions held with the Company and each of its Affiliates (as defined herein) (collectively, the “Group”), as may be applicable. You agree to execute and deliver any additional documents evidencing such resignations as reasonably requested by any member of the Group. Commencing on the Effective Date and continuing through the Separation Date, You shall be on paid annual leave.
2.Payments and Benefits.
(a)Accrued Obligations. Whether or not You sign and return this Agreement, You will be entitled to receive the Accrued Obligations (as defined in the Employment Agreement) and any other accrued benefits that are payable to You with respect to health, welfare and qualified retirement plans of the Company, in accordance with the terms of the Employment Agreement and/or the applicable plans.
(b)Other Plans and Programs. After the Separation Date, You will not be eligible to participate in, or accrue benefits under, any compensation plans of the Group, including bonus plans, incentive or equity programs and/or vacation and holiday programs.
(c)Notice Payment. Subject to Your timely execution, delivery and non-revocation of this Separation Agreement and the general release of claims attached hereto as Exhibit B (the “Release”), the Company will pay You a cash amount equal to six (6) months of Your current base salary, less any base salary paid to You between the Effective Date and the Separation Date and all required tax withholdings and deductions

(the “Notice Payment”), payable in a single lump sum within fifteen (15) days following the Separation Date.
3.Restrictive Covenants. You expressly agree that You have complied with, and that You will continue to comply with, the terms of the Restrictive Covenant Agreement; provided, however, that the Company hereby irrevocably waives Your obligation not to engage in any Competitive Activity (as defined in the Restrictive Covenant Agreement) in accordance with Section 7(a) of the Restrictive Covenant Agreement. Notwithstanding this limited waiver, all other requirements of the Restrictive Covenant Agreement, including but not limited to the requirements related to Inventions (as defined in the Restrictive Covenant Agreement), non-solicitation, and confidentiality (the “Continuing Obligations”), the terms of which are incorporated by reference herein, are applicable as if signed in connection with this Agreement and remain in full force and effect and shall survive the execution, delivery and performance of this Agreement. For the avoidance of doubt, and without limitation, the subject matters identified in Exhibit C hereto are subject to Sections 3 and 4 of the Restrictive Covenant Agreement and You disclaim and hereby waive any rights thereto.
4.Equity. Subject to (i) Your compliance with the terms and conditions of this Agreement and the Continuing Obligations and any other agreements with any member of the Group to which You are a party and (ii) Your timely re-execution, delivery and non-revocation of the Release, the Tranche 3 RSUs (as defined in the Restricted Stock Unit Award Terms and Conditions under Coty Inc. Equity and Long-Term Incentive Plan (as amended and restated), dated as of May 4, 2023) will vest on January 2, 2026 such that an aggregate amount of 2,083,333 restricted stock units relating to shares of the Company shall vest (the “Equity Acceleration”) on January 2, 2026. All other equity awards held by You that are outstanding and unvested on the Separation Date after giving effect to the foregoing sentence (including the Performance Restricted Stock Unit Award) shall be forfeited without consideration on the Separation Date. If You breach any of the Continuing Obligations, then, in addition to any other penalties or restrictions that may apply under this Agreement, the Restrictive Covenant Agreement, any other agreement between You and the Company or its Affiliates, applicable law or otherwise, You shall forfeit and promptly repay to the Company the Tranche 3 RSUs that vested in accordance with the Equity Acceleration or, if no longer held by You, the Fair Market Value (as defined in the Company’s Equity and Long-Term Incentive Plan, as amended from time to time) as of January 2, 2026 of such Tranche 3 RSUs.
5. 409A. You agree and understand that all payments made pursuant to this Agreement are intended to be exempt from or comply with Section 409A of the Internal Revenue Code, as amended, and the regulations and guidance promulgated thereunder (“Section 409A”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be exempt from or in compliance therewith. If the Company determines that any payment or benefit under this Agreement is not either exempt from or in compliance with Section 409A, the Company may modify this Agreement to comply with Section 409A while endeavoring to preserve the intended economic benefits. If under this Agreement, an amount is to be paid in two or more installments, for purposes of Section 409A, each installment will be treated as a separate payment.
6.Non-Disparagement. Subject to Section 7 below, You agree that You will not make or publish, or cause to be made or published through any print or electronic media or otherwise, or through a third-party, any disparaging statements about the Company, any member of the Group, their respective Affiliates and each of their respective direct or indirect significant franchisees, trustees, partners, agents, directors, officers or employees thereof (in their capacity as such), any of the Company’s direct or indirect shareholders owning more than 10% of the Company’s common stock or any of such shareholders’ directors or officers (collectively, the “Company Related Parties”). The Company, through its executive officers or members of its

Board of Directors, will not issue any public statements or authorize others to make public statements that disparage or defame You. In addition, the Company’s Human Resources Department is the only authorized personnel who can respond to employment verification requests from other companies. You should direct any request for employment verification to the Company’s Human Resources Department, which will confirm only the dates of Your employment with the Company.
7.Protected Activities. Nothing in this Agreement or any other agreement You may have with the Company or the Group will prohibit or restrict You from: (i) voluntarily communicating with an attorney or financial advisor retained by You for the purposes of securing professional advice; (ii) voluntarily communicating with any law enforcement, federal, state, or local government agency, any state or local commission on human rights, or any self-regulatory organization regarding possible violations of law or otherwise initiating, testifying, assisting, complying with a subpoena from or participating in any manner with an investigation conducted by such government agency, in each case, without advance notice to the Company; (iii) seeking or recovering a U.S. Securities and Exchange Commission whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934 or any other whistleblower award; (iv) disclosing any information (including confidential information) to a court or other administrative or legislative body in response to a subpoena, court order or written request (with advance notice to the Company prior to any such disclosure to the extent legally permitted); (v) disclosing the underlying facts or circumstances relating to claims of discrimination, in violation of laws prohibiting discrimination, against the Company; or (vi) making any disclosure of information or documents to a court for the purpose of enforcing or interpreting this Agreement (or in the case of any other litigation between You and the Company or any of its subsidiaries). Further, under the Federal Defend Trade Secrets Act of 2016, You understand that You shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to Your attorney, and solely for the purpose of reporting or investigating a suspected violation of law and (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If You file a lawsuit for retaliation by the Company for reporting a suspected violation of law, You may disclose the trade secret to Your attorney and use the trade secret information in the court proceeding if You (x) file any document containing the trade secret under seal and (y) do not disclose the trade secret except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. §1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.
8.Cooperation. You agree to make Yourself reasonably available to assist the Company, the Group and their Affiliates with respect to matters in which You were involved during Your employment and/or to participate in any legal, regulatory, credentialing or similar proceedings that may arise related to matters pertaining to Your employment. You acknowledge that Your responsibilities to the Company, the Group and their Affiliates and lawyers, in this regard, are protected by the confidentiality requirements of the attorney-client privilege and/or the attorney-work product doctrine, and agree, to the extent required by applicable law, to abide by all applicable confidentiality requirements corresponding to said privilege and doctrine.
9.Miscellaneous.
(a)Dispute Resolution and Applicable Law. You and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation will be resolved, to the fullest extent permitted by law, exclusively by final, binding and confidential arbitration held in New York, New York and conducted by JAMS Mediation, Arbitration and ADR Services (“JAMS”), or its successor, under its then-

existing Rules and Procedures. You acknowledge that by agreeing to this arbitration procedure, both You, the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The arbitrator will: (i) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (ii) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator will be authorized to award any or all remedies that You or the Company would be entitled to seek in a court of law. Notwithstanding anything to the contrary herein, (A) You may, but You are not required to, arbitrate claims for sexual harassment or assault to the extent applicable laws renders a pre-dispute arbitration covering such claims invalid or unenforceable; and (B) this Section 9(a) will not (1) cover any claim or charge that, by law, cannot be the subject of a compulsory arbitration agreement; or (2) preclude You from filing charges with the EEOC or similar state or local agencies. Nothing in this Section 9(a) prevents You or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. This Agreement shall be governed by and construed as a contract in accordance with the laws of the State of New York, without regard to its choice of law provisions.
(b)Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and each provision of this Agreement shall, if necessary, be deemed to be independent of each other and each supported by valid consideration.
(c)Entire Agreement; Amendment. This Agreement (including the Release), together with any documents referred to or incorporated by reference (including, without limitation, the Continuing Obligations), constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, including the Employment Agreement. This Agreement may only be amended, waived or discharged by a written instrument signed by the Parties.
(d)Waiver. Section 13(c) of the Employment Agreement is hereby incorporated by reference as if fully set forth herein and shall apply mutatis mutandis with respect to the subject matter of this Agreement.
(e)Assignment and Transfer. Your rights and obligations under this Agreement will not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof will be void. You hereby agree that the Company may assign this Agreement, in whole or in part, to a third party; provided that unless such assignment is to an acquirer of a majority of the equity of the Company or substantially all of the Company’s assets who assumes this Agreement in writing, the Company will remain secondarily liable for all of its initial obligations hereunder. This Agreement will be binding upon and inure to the benefit of the Company and their successors and assigns.
(f)Third-Party Beneficiaries. Each Affiliate of the Company and the Group (including JAB Beauty B.V. and its Affiliates) will be a third-party beneficiary of Your obligations under this Agreement and will have the right to enforce this Agreement as if a party hereto.

(g)Definitions. For purposes of this Agreement:
(i)“Affiliate” as applied to any Person, means directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities (the ownership of more than 50% of the voting securities of an entity will for purposes of this definition be deemed to be “control”) by contract or otherwise. For purposes of this Agreement, Affiliates does not include subsidiaries of JAB Holding Company S.a.r.l. that are not in a common chain of parent-subsidiary ownership the Company.
(ii)“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
(h)Notices. Any notice or other communication required or permitted under this Agreement will be effective only if it is in writing and will be deemed given when delivered personally, through e-mail (with receipt thereof confirmed), one (1) day after is sent through a reputable overnight carrier, or three (3) business days after it is mailed by registered mail, return receipt requested, to the Parties at the following addresses (or at such other address as a Party may specify by notice given hereunder to the other Parties hereto):
If to You:
At the address listed in the Company’s personnel records (or at such other address as You may specify by notice given hereunder to Company).
If to the Company:
350 Fifth Avenue
New York, New York 10118
Attention: Chief Legal Officer and General Counsel
(i)Interpretation. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement will be in all cases construed according to its fair meaning and not strictly for or against You, the Company, the Group or their Affiliates. As used herein: (i) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (ii) “hereunder,” “hereof,” “hereto,” and words of similar import will be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; and (iii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (iv) “or” is used in the inclusive sense of “and/or”; (v) references to documents, instruments or agreements will be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; (vi) all of the terms contained in this Agreement, including the “whereas” clauses, are contractual, and not a mere recital; (vii) the words “Section’ and “paragraph” herein will refer to such Sections or paragraphs of this Agreement unless expressly indicated otherwise; and (viii) this Agreement and the provisions contained herein will not be construed or interpreted for or against any Party to this Agreement because that Party drafted or cause that Party’s legal representative to draft any of its provisions.
(j)Electronic Signature. This Agreement may be executed through the use of electronic signature, which each Party acknowledges is a lawful means of obtaining signatures. Each Party agrees that its electronic signature is the legal equivalent of its manual signature on this Agreement. Each Party also agrees that no certification authority or other third-party verification is necessary to validate its electronic signature and that the lack of such certification or third-party verification shall not in any way affect the enforceability of its electronic signature.
(k)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart, by e-mail in portable document format (.pdf), Docusign or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.

COTY INC.:
By:    /s/ Kristin Blazewicz
    Kristin Blazewicz, Chief Legal Officer and     General Counsel

Accepted and Agreed:
/s/ Sue Nabi

Sue Nabi

Date: December 20, 2025

EXHIBIT A
Confidentiality, Non-Competition and Non-Solicitation Agreement

EXHIBIT B

General Release of Claims

As consideration for the payments and benefits described in Sections 2 and 4 of the Separation Agreement, dated as of December 19, 2025, between Coty Inc. (the “Company”) and Sue Nabi (“You”) (the “Separation Agreement”), and in accordance with the terms of the Separation Agreement, You hereby agree to the terms of this General Release of Claims (this “Release”). Any term not otherwise defined herein shall have the meaning ascribed in the Separation Agreement.
1.Release of Claims.
(a)You, individually and on behalf of Your representatives, agents, estate, heirs, successors and assigns, hereby release and absolutely and forever discharge the Company, the Group and the owners, predecessors, successors, assigns, officers, employees, insurers, attorneys, investors and agents of each (hereinafter “Releasees”), from any and all suits, claims, demands, debts, sums of money, wage claims, overtime claims, damages, interest, attorneys’ fees, expenses, actions, causes of action, judgments, accounts, promises, contracts, agreements and any and all claims in law or in equity, whether now known or unknown (collectively, the “Claims” and each a “Claim”), which You ever had, now have, or which You, Your heirs, executors, administrators or assigns hereafter can, shall or may have against Releasees arising from any events occurring from the beginning of time through the date upon which You sign or re-sign, as applicable, this Release, including, without limitation of the foregoing generality: (i) Claims arising directly or indirectly out of, in connection with and/or in any manner relating to Your employment with and/or Your separation from the Company; (ii) Claims under any federal, state, local or foreign law (statutory, regulatory or otherwise), including, upon Your re-execution of this Release, the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”); (iii) Claims arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company or any of the other Releasees and You; and (iv) Claims arising out of or relating to tort, fraud, or defamation. This release is intended by You to be all-encompassing and to act as a full and total release of any Claims, whether specifically enumerated herein or not, but shall not in any way diminish or impair (A) Your ability to bring proceedings to enforce the Separation Agreement or (B) any Claims You may have that cannot be waived under applicable law, such as Claims for vested rights under ERISA-covered health or welfare and tax-qualified retirement benefit plans, as applicable, Claims arising after the date You sign this Agreement, and Claims for unemployment benefits, workers’ compensation and disability benefits.
(b)You represent that as of the date upon which You sign or re-sign, as applicable, this Release, You have not sold, assigned, transferred, conveyed or otherwise disposed of to any third party any action, lawsuit, debt, obligation, agreement, guarantee, judgment, damage or claim of any nature whatsoever relating to the Company or any of the other Releasees or any matter covered in this Release or the Separation Agreement. You also represent and warrant that You have not relied upon any promises or representations, express or implied, that are not expressly set forth in this Release or the Separation Agreement. You additionally represent and warrant that You have received all wages, salary, commissions, bonuses, expense reimbursements or other payments arising out of Your employment with the Company through the date you sign or re-sign, as applicable, this Release, and, aside from what is expressly set forth in the Separation Agreement, You are not owed any further compensation.
2.Execution of this Release; ADEA Waiver.
(a)You are hereby given twenty-one (21) calendar days from the date You receive a copy of this Release during which to consider the terms of, re-sign and return the Release to Kristin Blazewicz at Kristin_Blazewicz@cotyinc.com. However, You may re-sign and return the Release before the expiration of the twenty-one (21) day period (but in no event before the Separation Date) if You so choose. If You re-sign the Release prior to the expiration of the twenty-one (21) day period, You acknowledge by signing that such decision was entirely voluntary and that You had the opportunity to consider this Release for the entire twenty-one (21) day period. If the Company does not receive a re-signed Release from You on or before the expiration of the twenty-one (21) day period, the offer contained in the Separation Agreement will be automatically withdrawn. Once re-signed, You will have seven (7) additional calendar days from the date that You re-sign this Release to revoke Your consent. Such revocation must be in writing and must be addressed and sent via email to Kristin Blazewicz at Kristin_Blazewicz@cotyinc.com. If You timely revoke Your consent to the re-signed copy of this Release within the seven (7) calendar day revocation period, (i) You shall have no right to the Equity Acceleration and (ii) the Continuing Obligations shall remain in full force and effect.
(b)You understand and acknowledge that the release of Claims under this Release includes (but is not limited to) Claims, if any, You might assert under the ADEA. The Company advises You to consult with an attorney of Your choosing prior to signing this Release. You represent that You have had the opportunity to review this Release with an attorney of Your choice. You represent that You have carefully read and fully understand all provisions of this Release, and You have the full power, capacity and authority to enter into this Release. You also agree and acknowledge that You are receiving benefits and/or payments to which You would not otherwise be entitled unless You re-sign this Release and that You have entered into and re-executed this Agreement freely, knowingly and voluntarily.

[Signature Page Follows]

PLEASE READ CAREFULLY BEFORE SIGNING. THIS RELEASE CONTAINS A RELEASE AND DISCHARGE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE COMPANY, AFFILIATES AND AGENTS EXCEPT AS STATED HEREIN.
IF YOU CHOOSE TO RE-EXECUTE THIS RELEASE, AS A CONDITION TO RECEIVING THE PAYMENTS IN SECTION 2(D) OF THE SEPARATION AGREEMENT, YOU MUST DO SO ON OR WITHIN 21 DAYS FOLLOWING THE DATE YOU RECEIVE THIS RELEASE.
Accepted and Agreed:
/s/ Sue Nabi

Sue Nabi

Date: December 20, 2025

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